EXHIBIT 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO
ASSET PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO THE ASSET PURCHASE AGREEMENT (this “Amendment”) is made as of the 12 day of July, 2013, by and among each of the parties to that certain Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of April 5, 2013, by and among STRATEGIC DIAGNOSTICS INC., a Delaware corporation (“Seller”); SDIX, LLC, a Delaware limited liability company (“Purchaser”); and ORIGENE TECHNOLOGIES, INC., a Delaware corporation and the ultimate parent of Purchaser (“Parent”).  Unless specifically defined herein, capitalized terms shall have the meanings ascribed to them in the Asset Purchase Agreement.

NOW, THEREFORE, in consideration of the agreements of all of the parties herein, and for other good and valuable consideration received by each of the parties, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1)    The definition of “Escrow Agent” in Section 1.1 of the Asset Purchase Agreement is hereby amended by deleting the words “Chicago Title Company” and replacing them with the words “SunTrust Bank.”

2)    The form of Escrow Agreement attached as Exhibit D to the Asset Purchase Agreement is hereby amended by deleting such exhibit in its entirety and replacing it with the exhibit attached hereto as Annex 1.

3)    Section 2.1(k) of the Asset Purchase Agreement shall be amended and restated in its entirety to read as follows:

“(k)           the insurance policy set forth on Schedule 2.1(k) (the “Assigned Insurance Policy”) and all rights to proceeds of the Assigned Insurance Policy, in each case to the extent assignable.”

4)    Schedule 2.2(a) to the Asset Purchase Agreement is hereby amended by deleting the following agreement:

“Retention and Severance Agreement, dated as of November 13, 2012, by and between Seller and Robert Abrahams”

5)    Schedule 7.14(a) to the Asset Purchase Agreement is hereby amended by deleting such schedule in its entirety and replacing it with the schedule attached hereto as Annex 2.

6)    Schedule 7.14(d) to the Asset Purchase Agreement is hereby amended by adding the following agreement:

“Retention and Severance Agreement, dated as of November 13, 2012, by and between Seller and Robert Abrahams, as amended by the Clarification Agreement, dated as of July 10, 2013.”

7)    The Asset Purchase Agreement, as amended by this Amendment, shall remain in full force and effect in accordance with its terms and is hereby in all respects ratified and confirmed.

8)    All references in the Asset Purchase Agreement to “this Agreement”, “hereunder”, “hereof” and words of similar import referring to the Asset Purchase Agreement, and each reference in any other document to the “Asset Purchase Agreement”, “thereunder”, “thereof” and words of similar import referring to the Asset Purchase Agreement shall be deemed to mean the Asset Purchase Agreement as so amended.

9)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, constitute a waiver or amendment of the Asset Purchase Agreement.

10)  Except for the specific amendments and other understandings set forth herein, this Amendment shall be subject to and controlled by the terms of the Asset Purchase Agreement.

11)  This Amendment shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to contracts made and performed therein without giving effect to the choice of Law principles of the State of Delaware that would require or permit the application of the Laws of another jurisdiction.

12)  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature Page Follows]
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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

SELLER:

STRATEGIC DIAGNOSTICS INC.

By:	/s/ Francis M. DiNuzzo
Name: Francis M. DiNuzzo
Title: Chief Executive Officer

PURCHASER:

SDIX, LLC

By:	/s/ Wei-Wu He
Name: Wei-Wu He
Title: President

PARENT:

ORIGENE TECHNOLOGIES, INC.

By:	/s/ Wei-Wu He
Name: Wei-Wu He
Title: President

ANNEX 1

Amended Exhibit D to Asset Purchase Agreement

(attached)

EXHIBIT D

FORM OF

ESCROW AGREEMENT

This ESCROW AGREEMENT (this “Escrow Agreement”) is entered into as of July __, 2013 (the “Effective Date”) by and among SDIX, LLC, a Delaware limited liability company (“Purchaser”), OriGene Technologies, Inc., a Delaware corporation (“Parent”), Strategic Diagnostics Inc., a Delaware corporation (“Seller”), and  SunTrust Bank, a Georgia banking corporation (the “Escrow Agent”), as escrow agent hereunder.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in that certain Asset Purchase Agreement, dated of even date herewith (the “Asset Purchase Agreement”), by and among Purchaser, Seller, and Parent, pursuant to which, among other matters, Purchaser will purchase substantially all of the assets of Seller.

WHEREAS, pursuant to the Asset Purchase Agreement, the parties agreed to deliver a portion of the Purchase Price equal to One Million and Three Hundred Thousand Dollars ($1,300,000.00) (the “Escrowed Cash”) into an escrow account, to be held upon the terms and conditions set forth in this Escrow Agreement; and

WHEREAS, the Escrow Agent has agreed to hold and/or release the Escrowed Cash pursuant to the terms hereof.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Asset Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Appointment of Escrow Agent.  Purchaser and Seller hereby appoint Escrow Agent to act as escrow agent in accordance with the terms hereof, and Escrow Agent hereby accepts such appointment.

2.             Deposit of Escrowed Cash; Income.  Concurrently with the execution of this Escrow Agreement, the Escrowed Cash is being deposited with Escrow Agent by Purchaser in immediately available funds by wire transfer (the “Escrow Account”) pursuant to the Asset Purchase Agreement, which amount, subject to the terms and conditions hereof, will be available to Purchaser for the purposes set forth below.

(a)           From the date hereof until the final disbursement of all funds held in the Escrow Account pursuant to Section 4, unless otherwise instructed in the Joint Instruction of Seller and Purchaser, Escrow Agent shall invest all funds held pursuant to this Escrow Agreement in accordance with the Investment Selection Instructions set forth as Exhibit  A hereto.  The parties to this agreement, upon written request, will receive a statement of transaction details upon completion of any securities transaction in the Escrow Account, without any additional cost.    Escrow Agent shall have the right to sell any investments held hereunder to comply with the terms of this Escrow Agreement and shall not be liable for any loss due to fluctuation of interest rates or the market value of the investment being sold.  All investments shall be registered in the name of Escrow Agent.  Neither Escrow Agent nor Purchaser shall be responsible or have any liability for for any unrealized profit or realized loss from investments made in accordance with the provisions of this Escrow Agreement.  On or before the execution and delivery of this Escrow Agreement, each of the parties hereto (other than Escrow Agent) shall provide to Escrow Agent a completed Form W-9 or Form W-8, whichever is appropriate.

(b)           Purchaser and Seller each represents, severally and not jointly, to Escrow Agent that its correct taxpayer identification number assigned by the Internal Revenue Service (the “IRS”) or any other taxing authority is set forth on the signature pages hereto beneath their respective names.  All interest or other income earned with respect to the Escrow Account shall be allocated and/or paid as set forth below and reported by the recipient to the IRS or any other taxing authority, provided that it is understood and agreed by the parties hereto that, for tax purposes, Seller is the owner of the Escrow Account and any income or losses resulting from investments of the Escrow Account shall be treated as income or losses of Seller for tax purposes.   Except for the delivery of Form 1099s, Escrow Agent shall have no duty to prepare or file any Federal or state tax return or report with respect to any funds held under this Escrow Agreement or any earnings thereon. With respect to the preparation and delivery of Form 1099s and all matters pertaining to the reporting of earnings on funds held under this Escrow Agreement, Escrow Agent shall be entitled to request and receive Joint Instruction, and Escrow Agent shall be entitled to rely conclusively and without further inquiry on such Joint Instruction. Notwithstanding any provision to the contrary in this Agreement, an amount equal to forty percent (40%) of any interest or other income earned with respect to the Escrow Account, or otherwise derived from the investment or reinvestment of amounts (if any) held in the Escrow Account, net of losses (if any) suffered on the investment or reinvestment of such amounts, during any calendar quarter, shall be distributed by the Escrow Agent from the Escrow Account to the Seller, within thirty (30) days after the end of such quarter, by wire transfer of immediately available funds to such account or accounts as may be specified in writing by the Seller.

3.             Definitions.  As used in this Agreement:

“Business Day” means any day other than a Saturday, Sunday, or day on which banking institutions in the State of  New York and Georgia are authorized or obligated by law or executive order to close.

“Claim” means any claim for recovery of all or a portion of the Escrow Balance, made by Purchaser pursuant to the Asset Purchase Agreement and this Escrow Agreement, of which Escrow Agent has been notified in writing by Purchaser (with a copy to Seller).

“Escrow Balance” means, as of any date, the aggregate amount on deposit in the Escrow Account on such date, including any income earned on any funds in the Escrow Account and excluding any distributions.

“Joint Instruction” means a joint written instruction to the Escrow Agent executed by Purchaser and Seller.

“Seller Distribution Date” means the date that is ten Business Days prior to the distribution date of any publicly announced distribution of all or substantially all of the liquid assets of the Seller to its shareholders; provided, however, for purposes hereof only, in no event will such date be less than six months following the date hereof (i.e., not less than six months following the “Closing Date” under the Asset Purchase Agreement). Escrow Agent shall be entitled to assume conclusively and without inquiry that the Seller Distribution Date has not occurred unless and until it receives written notice of such date in a Joint Instruction.

4.             Release of Escrow Account

4.1           Claims on the Escrow Account.  Subject to the terms of Article X of the Asset Purchase Agreement, in the event that Purchaser or any other Purchaser Indemnified Party suffers any Damages for which Seller has agreed to indemnify the Purchaser Indemnified Parties under Section 10.2 of the Asset Purchase Agreement, and Purchaser, on or before (x) _______________, 2014  (the “Indemnification Notification Date”) or, if earlier, (y) the Escrow Distribution Date (as defined below in Section 4.2(b)), submits a written notice (a “Claim Notice”) to both Seller and Escrow Agent that specifies the factual basis of such claim in reasonable detail in accordance with Section 10.6 or Section 10.7 of the Asset Purchase Agreement, as applicable, the following provisions in this Section 4 shall apply. Escrow Agent shall have no duty to determine whether any Claim Notice conforms to or is permitted under or by virtue of the Asset Purchase Agreement, but shall assume conclusively and without inquiry that any such Claim Notice satisfies the requirements thereof.

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(a)           Within forty-five (45) calendar days after receipt of a Claim Notice from Purchaser seeking payment from the Escrow Balance (such payment amount being hereinafter referred to as the “Claim Amount”), Seller shall deliver written notice to Purchaser and Escrow Agent (a “Response Notice”) that shall either (i) state that Seller does not object to the Claim Notice and instruct the Escrow Agent to disburse the Claim Amount to Purchaser, or (ii) state that Seller disputes the Claim Notice and all or a portion of the Claim Amount.  If the Response Notice states that Seller disputes the Claim Notice and all or a portion of the Claim Amount, then Escrow Agent shall disburse to Purchaser that portion, if any, of the Claim Amount not in dispute, but shall not disburse the disputed portion of the Claim Amount until the dispute is resolved in accordance with Section 4.1(b) below.  If Seller fails to deliver a Response Notice within such forty-five (45) day period, the Claim Amount shall be deemed to be not in dispute, and Escrow Agent shall disburse such Claim Amount to Purchaser within three (3) Business Days.  For purposes of computing such forty-five (45) day period with respect to a Claim Notice, Escrow Agent shall use the date of Escrow Agent’s receipt of such Claim Notice, unless Escrow Agent receives written notice from Seller stating that Seller received such Claim Notice on a different date.  If Escrow Agent receives such notice from Seller, such forty-five (45) day period shall begin on the date Seller received such Claim Notice.

(b)           If Seller delivers a Response Notice within the time provided in Section  4.1(a) setting forth an objection to the Claim Notice, Purchaser and Seller shall negotiate in good faith to agree upon how to resolve the Claim Notice and, if successful in reaching a resolution on such Claim Notice, shall deliver to the Escrow Agent a Joint Instruction, directing the Escrow Agent how to proceed with respect to the disputed Claim Notice.  If Purchaser and Seller are unable to agree on how to handle the disputed Claim Notice within thirty (30) calendar days after the date Seller delivered a Response Notice to Purchaser and the Escrow Agent, then Purchaser and Seller shall each be entitled at any time thereafter to pursue such remedies as may be available under the terms of the Asset Purchase Agreement. Upon the issuance of a final, non-appealable judgment of a court of competent jurisdiction (the “Judgment”) in connection with any action or proceeding initiated by any of the parties, Seller and Purchaser shall deliver a Joint Instruction to the Escrow Agent, and Escrow Agent shall then disburse the funds held in the Escrow Account in accordance with the terms of such Joint Instruction.  In event Seller does not execute such Joint Instruction within five days after the issuance of a Judgment, Purchaser shall submit a written certification to the Escrow Agent that it is entitled to the amount set forth in and pursuant to the Judgment, together with a copy of such Judgment, and Escrow Agent shall then disburse the funds held in the Escrow Account in accordance with the terms of the Judgment; provided that at any time prior to the issuance of any such Judgment, Purchaser and Seller may settle or otherwise resolve any such action or proceeding or disputed Claim Notice, and upon such settlement or other resolution, shall deliver to Escrow Agent a Joint Instruction, directing Escrow Agent how to proceed with respect to the disputed Claim Notice. Escrow Agent shall be entitled to assume conclusively and without inquiry that any judgment of a court delivered to Escrow Agent by Seller or Purchaser under this Agreement is a final, non-appealable judgment of a court of competent jurisdiction and constitutes a “Judgment” within the meaning of this Agreement.

4.2           Payments from the Escrow Account.  The Escrow Agent shall hold the Escrowed Cash in the Escrow Account in accordance with this Agreement and shall make payments from the Escrow Account only as follows:

(a)           Payments shall be made to Purchaser for claims made by Purchaser when, and to the extent, authorized under Section 4.1 above.

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(b)           On or prior to the fifth (5th) Business Day following the earlier of (x) the Indemnification Notification Date and (y) the Seller Distribution Date (such earlier date, the “Escrow Distribution Date”), Purchaser and Seller shall prepare and deliver a Joint Instruction to pay from the Escrow Account to Seller an amount equal to any Escrow Balance (less any Reserve Amount, if applicable) and, promptly (but not longer than three (3) Business Days) after receipt of such Joint Instruction by the Escrow Agent, the Escrow Agent shall distribute such amount to Seller.  In the event, however, that Purchaser has in good faith sent a Claim Notice on or before the Escrow Distribution Date, and such Claim Notice may require Escrow Agent to disburse all or a portion of the Escrow Balance to Purchaser (such amount the “Reserve Amount”), such amount shall continue to be held by Escrow Agent until the Claim Amount has been resolved in accordance with the procedures described in Section 4.1 above.  If Purchaser does not deliver a Joint Instruction on or prior to the fifth (5th) Business Day following the Escrow Distribution Date to pay from the Escrow Account to Seller an amount equal to any Escrow Balance (less any Reserve Amounts, if applicable), Seller shall be entitled to deliver  to Escrow Agent on or after such fifth (5th) Business Day  a written certification  (with a copy to Purchaser) that the Escrow Distribution Date has occurred and Seller is entitled to receive an amount equal to any Escrow Balance (less any Reserve Amounts, if applicable), and Escrow Agent shall pay such amount to Seller within five (5) Business Days of receipt of such certification.

4.3           General.  If at any time the Escrow Agent shall receive a Joint Instruction to release any funds from the Escrow Account, the Escrow Agent shall release such funds in accordance with the Joint Instruction.

5.             Escrow Agent.

(a)           Duties and Responsibilities.

(i)           The duties and responsibilities of the Escrow Agent hereunder shall be limited to those expressly set forth in this Escrow Agreement, and the Escrow Agent shall not be bound in any way by any other contract or agreement between the parties hereto, including, without limitation, the Asset Purchase Agreement, whether or not the Escrow Agent has knowledge of any such contract or agreement or of the terms or conditions thereof.  In the event that the Escrow Agent shall be uncertain as to any duties or responsibilities hereunder or shall receive instructions from any of the parties hereto with respect to the Escrow Account that, in the Escrow Agent’s belief, are in conflict with other instructions previously received by the Escrow Agent or in conflict with any of the provisions of this Escrow Agreement, then the Escrow Agent shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed to do so by Joint Instruction or by a final order or judgment of a court of competent jurisdiction in proceedings which the Escrow Agent or any other party hereto shall be entitled to commence.  The Escrow Agent may act upon the advice of its agents or counsel (and shall be liable only for the careful selection of any such agent or attorney) and may consult with counsel, accountants and other skilled persons to be selected and retained by it in taking or refraining from taking any action hereunder and may act upon any instrument or other writing believed in good faith to be genuine and to be signed and presented by the proper person or persons.  The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

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(ii)           The Escrow Agent and any director, officer or employee of the Escrow Agent may become pecuniarily interested in any transaction in which any of the other parties hereto may be interested, and contract and lend money to any such party and otherwise act as fully and freely as though it were not Escrow Agent under this Escrow Agreement.  Nothing herein shall preclude the Escrow Agent from acting in any other capacity for any party to this Escrow Agreement. The Escrow Agent shall not be responsible for the genuineness of any signature or document presented to it pursuant to this Escrow Agreement and may rely conclusively upon and shall be protected in acting upon any list, advice, judicial order or decree, certificate, notice, request, consent, statement, instruction or other instrument believed by it in good faith to be genuine or to be signed or presented by the proper person hereunder, or duly authorized by such person or properly made.  The Escrow Agent shall not be responsible for any of the agreements contained herein except the performance of its duties as expressly set forth herein.  The duties and obligations of the Escrow Agent hereunder shall be governed solely by the provisions of this Escrow Agreement and the Escrow Agent shall have no duties other than the duties expressly imposed herein and shall not be required to take any action other than in accordance with the terms hereof.  The Escrow Agent shall not be bound by any notice of, or demand with respect to, any waiver, modification, amendment, termination, cancellation, rescission or restatement of this Escrow Agreement, unless in writing and signed by Purchaser, Parent, and Seller, and, if the duties of the Escrow Agent are altered thereby, the Escrow Agent, unless Escrow Agent shall have given its prior written consent thereto; provided, however, that for the sake of clarity, this sentence does not apply to any Joint Instruction.  Anything in this Escrow Agreement to the contrary notwithstanding,  in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

(b)           Liability; Indemnification.  The Escrow Agent shall not be liable to any party hereto for any damage, loss or expense incurred as a result of any act or omission of the Escrow Agent, unless such damage, loss or expense is caused by the Escrow Agent’s gross negligence or willful misconduct or bad faith in the performance of its obligations under this Escrow Agreement. The Escrow Agent, and its directors, officers, agents and employees (the “Indemnitees”) shall be indemnified, jointly and severally, and held harmless by Purchaser, Parent and Seller, from all loss and against any and all liability, including all expenses (including the reasonable fees and out-of-pocket expenses of  its counsel) reasonably incurred in its defense, to which any of the  Indemnitees shall be subject by reason of any action taken or omitted under this Escrow Agreement or any investment or disbursement of any part of the Escrow Account made by the Escrow Agent pursuant to this Escrow Agreement, except as a result of the Escrow Agent’s own gross negligence or willful misconduct or bad faith in the performance of its obligations under this Escrow Agreement .  Solely as among Purchaser, Parent and Seller, the costs and expenses of enforcing this right of indemnification also shall be borne 50% by Purchaser and Parent, on the one hand, and 50% by Seller, on the other hand.  This right of indemnification shall survive the termination of this Escrow Agreement, and the removal or resignation of the Escrow Agent.

(c)           Disputes.  In the event conflicting demands are made or conflicting notices are served upon the Escrow Agent with respect to the Escrow Account, the Escrow Agent will have the absolute right, at the Escrow Agent’s election, to do either or both of the following: (i) resign as Escrow Agent so a successor can be appointed pursuant to Section 5(g), or (ii) file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves.  In the event such interpleader suit is brought, the Escrow Agent will thereby be fully released and discharged from all further obligations imposed upon it under this Escrow Agreement, and Purchaser, Parent and Seller will jointly and severally pay the Escrow Agent all costs, expenses and reasonable attorneys’ fees expended or incurred by the Escrow Agent pursuant to the exercise of the Escrow Agent’s rights under this Section 5(c).

(d)           Attachment.  In the event all or any part of the Escrow Account shall be attached, garnished or levied upon pursuant to any court order, or the delivery thereof shall be stayed or enjoined by a court order, or any other order, judgment or decree shall be made or entered by any court affecting the Escrow Account or any part hereof or any act of the Escrow Agent, the Escrow Agent is authorized to obey and comply with all writs, orders, judgments or decrees so entered or issued by any such court, without the necessity of inquiring whether such court has jurisdiction; and if the Escrow Agent obeys or complies with any such writ, order, or decree, the Escrow Agent shall not be liable to any of the parties hereto or any other person by reason of such compliance.

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(e)           No Liens or Claims.  The Escrow Agent shall have no interest in the Escrow Account, but is serving as escrow holder only and having only possession thereof.

(f)           Legal Action.  The Escrow Agent shall have no duty to incur any out-of-pocket expenses or to take any legal action in connection with this Escrow Agreement or towards its enforcement, or to appear in, prosecute or defend any action or legal proceeding that would result in or might require it to incur any cost, expense, loss, or liability, unless and until it shall receive confirmation and at its option, security, with respect to indemnification therefor in accordance with Section 5 of this Escrow Agreement.

(g)           Resignation.  The Escrow Agent, or the Escrow Agent’s successor hereinafter appointed, may at any time resign by giving sixty (60) days advance notice in writing to Purchaser and Seller, and shall be discharged of all further duties hereunder upon the appointment of a successor escrow agent which shall be appointed by Joint Instruction of Purchaser and Seller, and the transfer of funds held in the Escrow Account pursuant to this Agreement to the successor escrow agent; provided, however, that such resigning Escrow Agent shall remain entitled to indemnification hereunder pursuant to Section 5(b).  If Purchaser and Seller are unable to agree on a successor escrow agent, either of such parties may petition a court of competent jurisdiction to appoint one.  In the event no successor escrow agent has been appointed on or prior to the date such resignation is to become effective or the date on which the Escrow Agent is to be replaced pursuant to Section 5(h) below, the Escrow Agent shall be entitled to tender into the custody of any court of competent jurisdiction all funds and other property then held by the Escrow Agent hereunder and the Escrow Agent shall thereupon be relieved of all further duties and obligations under this Escrow Agreement. The Escrow Agent shall have no responsibility for the appointment of a successor escrow agent hereunder. From the date upon which the Escrow Agent sends notice of any resignation until the acceptance by a successor escrow agent appointed as provided herein or the deposit of the funds held hereunder into the custody of a court as provided above (whichever occurs earlier), the Escrow Agent’s sole obligation hereunder shall be to hold the Escrow Account delivered to it in accordance with this Escrow Agreement.  Any such successor escrow agent shall deliver to Purchaser and Seller a written certificate accepting such appointment hereunder, and thereupon it shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive the benefit of the provisions set forth herein.

(h)           Replacement.  Purchaser and Seller, by Joint Instruction, may at any time substitute a new escrow agent by giving sixty (60) days’ notice thereof to the Escrow Agent then acting.  Subject to its right to deposit the funds held hereunder into the custody of a court as set forth in Section 5(g) above,  Escrow Agent shall continue to serve until its successor accepts the escrow and receives delivery of the funds in the Escrow Account.

(i)           Accounting.  The Escrow Agent will provide to Purchaser and Seller a written accounting of the investments held in escrow hereunder and all transactions relating to this Escrow Agreement, including any distributions of the Escrow Account, within five (5) Business Days following written request of any such party.

(j)           Fees and Expenses. The Escrow Agent shall be entitled to compensation for its services hereunder as Escrow Agent and reimbursement for its costs and expenses, in the amounts and payable as set forth on Exhibit B.  The Escrow Agent shall also be entitled to reimbursement for its out of pocket costs and expenses (including the reasonable fees and expense of counsel) and payment of any amounts to which the Escrow Agent is entitled under the indemnification provisions contained herein.  All amounts owing under this Section 5(j) shall be the joint and several obligations of Purchaser, Parent and Seller, but solely as among Purchaser, Parent and Seller, such amounts shall be paid 50% by Purchaser and Parent-, on the one hand, and 50% by Seller, on the other hand. The provisions of this Section shall survive the termination of this Escrow Agreement and the removal or resignation of the Escrow Agent.

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(k)           Security Procedures. In the event funds transfer instructions are given to the Escrow Agent, whether in writing, by telecopier or otherwise, the Escrow Agent may rely upon the information provided. The Escrow Agent shall have no liability with respect to the transfer or distribution of any funds effected by the Escrow Agent pursuant to wiring or transfer instructions provided to the Escrow Agent in accordance with the provisions of this Escrow Agreement.

6.             Notices.  All notices, requests, demands, claims, and other communications hereunder will be in writing, and shall be given (and shall be deemed to have been duly given upon receipt) by personal delivery, electronic facsimile transmission or overnight courier and addressed to the intended recipient as set forth below (or at such other address as shall be specified in a notice given in accordance with this Section 6:

If to Seller:	Strategic Diagnostics Inc.
Attn: Francis M. DiNuzzo, Chief Executive Officer 111 Pencader Drive Newark, DE 19702 Facsimile: (302) 456-6770

with a copy to:	Morgan, Lewis & Bockius LLP Attn: Justin W. Chairman 1701 Market Street Philadelphia, PA 19103 Facsimile: (215) 963-5001

If to Purchaser or Parent:	OriGene Technologies, Inc. Attn: James Hu 9620 Medical Center Drive, Suite 200 Rockville, Maryland 20850 Telephone: (301) 340-3188 Facsimile: (301) 340-9254 E-mail: jhu@origene.com with a copy to:
Shulman, Rogers, Gandal, Pordy & Ecker, P.A.
Attn:  Aaron A. Ghais, Esq.
12505 Park Potomac Avenue, Sixth Floor
Potomac, Maryland 20854
Telephone: (301) 230-5200
Facsimile: (301) 230-2891
E-mail:  AGhais@shulmanrogers.com

If to the Escrow Agent:
SunTrust Bank
Attn: Emily J. Hare, Group Vice President
Escrow Services
Mail Code HDQ-5307
919 E. Main Street
Richmond, Virginia 23219
Telephone: (804) 782-5400
Facsimile: (804) 782-5858
E-Mail: emily.hare@suntrust.com

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7.             Miscellaneous.

(a)           Termination.  This Escrow Agreement shall terminate when all of the funds in the Escrow Account have been released from escrow pursuant to the provisions of Section 4 of this Escrow Agreement.

(b)           Entire Agreement.  This Escrow Agreement and, solely with respect to the parties hereto other than the Escrow Agent, the Asset Purchase Agreement embody the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings between or among the parties relating to the subject matter hereof.  No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Escrow Agreement or, with respect to the parties hereto other than the Escrow Agent, the Asset Purchase Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Escrow Agreement.  To the extent the terms of this Escrow Agreement conflict with the terms of the Asset Purchase Agreement, solely with respect to Seller, Purchaser and Parent, Seller, Purchaser and Parent acknowledge and agree that the terms of the Asset Purchase Agreement shall control.

(c)           Amendments, Waivers and Consents.  Except as otherwise expressly provided herein, the terms and provisions of this Escrow Agreement may be modified or amended only by Joint Instruction and the written consent of Escrow Agent and Parent.  The terms and provisions of this Escrow Agreement may be waived, or consent for the departure therefrom granted, only by a written document signed by the party entitled to the benefits of such terms or provisions.  No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Escrow Agreement, whether or not similar.  Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

(d)           Assignment.  The rights and obligations under this Escrow Agreement may not be assigned or delegated by any of the parties hereto without the prior written consent of the other parties.

(e)           Benefit.  All statements, representations, warranties, covenants and agreements in this Escrow Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto.

   (f)            Governing Law; Venue and Service of Process; Waiver of Jury Trial. (1) This Escrow Agreement and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof.

(2)           By execution and delivery of this Escrow Agreement, each of the parties hereto hereby irrevocably and unconditionally (i) consents to submit to the exclusive jurisdiction of the courts of the State of Delaware in New Castle County and the United States District Court for located in Wilmington, Delaware (collectively, the “Selected Courts”) for any action or proceeding arising out of or relating to this Escrow Agreement and the transactions contemplated hereby, and agrees not to commence any action or proceeding relating thereto except in the Selected Courts, provided that a party may commence any action or proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (ii) consents to service of any process, summons, notice or document in any action or proceeding by registered first-class mail, postage prepaid, return receipt requested or by nationally recognized courier guaranteeing overnight delivery in accordance with Section 6 hereof and agrees that such service of process shall be effective service of process for any action or proceeding brought against it in any such court, provided that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; (iii) waives any objection to the laying of venue of any action or proceeding arising out of this Escrow Agreement or the transactions contemplated hereby in the Selected Courts; and (iv) waives and agrees not to plead or claim in any court that any such action or proceeding brought in any such Selected Court has been brought in an inconvenient forum.

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(3)           With respect to any action or proceeding arising out of or relating to this Escrow Agreement or the transactions contemplated hereby, each of the parties hereby irrevocably, to the extent not prohibited by applicable law that cannot be waived, waives, and covenants that it will not assert (whether as plaintiff, defendant or otherwise), any right to trial by jury in any action arising in whole or in part under or in connection with this Escrow Agreement or the transactions contemplated hereby, whether now existing or hereafter arising, and whether sounding in contract, tort or otherwise, and agrees that any of them may file a copy of this paragraph with any court as written evidence of the knowing, voluntary and bargained-for agreement among the parties irrevocably to waive its right to trial by jury in any action or proceeding whatsoever between them relating to this Escrow Agreement or the transactions contemplated hereby.  Such action or proceeding shall instead be tried in a Selected Court by a judge sitting without a jury.

(g)           Severability.  Whenever possible, each provision or portion of any provision of this Escrow Agreement will be interpreted in such manner as to be effective and valid under applicable law but the invalidity or unenforceability of any provision or portion of any provision of this Escrow Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Escrow Agreement in that jurisdiction or the validity or enforceability of this Escrow Agreement, including that provision or portion of any provision, in any other jurisdiction.  In addition, should a court or arbitrator determine that any provision or portion of any provision of this Escrow Agreement is not reasonable or valid, either in period of time, geographical area, or otherwise, the parties hereto agree that such provision should be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable or valid.

(h)           Expenses.  Except for the fees and expenses of the Escrow Agent which shall be paid as provided in Section 5(b), Section 5(c) and Section 5(j), each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Escrow Agreement and the transactions contemplated hereby.

(i)           Headings and Captions.  The headings and captions contained in this Escrow Agreement are for convenience only and shall not affect the meaning or interpretation of this Escrow Agreement or of any of its terms or provisions.

    (j)           Interpretation.  The parties hereto acknowledge and agree that they have participated jointly in the negotiation and drafting of this Escrow Agreement, have each been represented by counsel in such negotiation and drafting, and that in the event an ambiguity or question of intent or interpretation arises, this Escrow Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Escrow Agreement.

(k)           Further Assurances.  At any time or from time to time after the date hereof, the parties hereto shall do and perform, or cause to be done and performed, all further acts and things, and shall execute and deliver all other agreements, certificates, instruments, and documents, as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Escrow Agreement and to evidence or effectuate the consummation of the transactions contemplated hereby.

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(l)           Counterparts.  This Escrow Agreement may be executed in any number of counterparts (including by facsimile or email transmission), and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(m)         Identifying Information.  Purchaser and Seller acknowledge that a portion of the identifying information requested by Escrow Agent is required in connection with the USA Patriot Act, Pub.L.107-56 (the “Act”), and each agrees to provide any additional information reasonably requested by Escrow Agent in connection with the Act or any similar legislation or regulation to which Escrow Agent is subject, in a timely manner.

(n) Authorized Signatures. Contemporaneously with the execution and delivery of this Escrow Agreement and, if necessary, from time to time thereafter, each of the parties to this Agreement (other than the Escrow Agent) shall execute and deliver to the Escrow Agent a Certificate of Incumbency substantially in the form of Exhibit C hereto (a “Certificate of Incumbency”) for the purpose of establishing the identity and authority of persons entitled to issue notices, instructions or directions to the Escrow Agent on behalf of each such party. Until such time as the Escrow Agent shall receive an amended Certificate of Incumbency replacing any Certificate of Incumbency theretofore delivered to the Escrow Agent, the Escrow Agent shall be fully protected in relying, without further inquiry, on the most recent Certificate of Incumbency furnished to the Escrow Agent. Whenever this Escrow Agreement provides for joint written notices, joint written instructions or other joint actions to be delivered to the Escrow Agent, the Escrow Agent shall be fully protected in relying, without further inquiry, on any joint written notice, instructions or action executed by persons named in such Certificate of Incumbency.

*    *    *    *

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IN WITNESS WHEREOF, the parties hereto have duly executed this Escrow Agreement as of the date first above written.

PURCHASER:

SDIX, LLC

By:
Name: Wei-Wu He
Title: President

Taxpayer Identification No.:

PARENT:

ORIGENE TECHNOLOGIES, INC.

By:
Name: Wei-Wu He
Title: President/Chief Executive Officer

Taxpayer Identification No.:

SELLER:

STRATEGIC DIAGNOSTICS INC.

By:
Name: Francis M. DiNuzzo
Title: Chief Executive Officer

Taxpayer Identification No.:

ESCROW AGENT:

SUNTRUST BANK

By:
Name:
Title:

[Escrow Agreement - Signature Page]

EXHIBIT A
To:           SunTrust Bank

I direct and authorize you to invest all temporary cash and the portion of my account(s) that is appropriate to maintain in cash or cash equivalents in a SunTrust Bank deposit option or Federated Funds money market fund, as follows:

Check One:

☒	SunTrust Institutional Money Market Deposit Option	☐	SunTrust Non-Interest Deposit Option
☐	Federated Prime Obligations Fund (POIXX)	☐	Federated Tax Free Obligations Fund (TBIXX)
☐	Other:

I acknowledge and consent that:

1.
I understand that investments in the SunTrust Institutional Money Market Deposit Option and SunTrust Non-Interest Deposit Option are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (the “FDIC”), in the standard FDIC insurance amount of $250,000, including principal and accrued interest.  The Parties understand that deposits in the SunTrust Institutional Money Market Deposit Option SunTrust Non-Interest Deposit Option are not secured.  Further, I understand that the SunTrust Institutional Money Market Deposit Option has monthly withdrawal/disbursement restrictions of a maximum of 6 per month and that should the maximum be reached in any one calendar month, the funds will be moved to a SunTrust Bank Non-Interest Deposit Option until the beginning of the following month unless an alternate investment vehicle is selected for this purpose.

Alternate Investment Vehicle:  ________________________________________

2.	I may view prospectuses and other Federated fund materials, including fee information, at http://www.federatedinvestors.com/sc?link=products&templ=moneyMarketSearch&ut=unregistered_webuser

3.
SunTrust Bank may receive compensation in exchange for services (“fees for services”) that it provides to various Federated money market mutual funds. These fees for services shall be in addition to, and will not reduce, SunTrust Bank’s compensation.  Such fees for services will not be paid directly by your account, but will be paid to SunTrust Bank by Federated. The fees for services are subject to change without notice.

4.	I understand no transaction charge will be imposed on the account(s) listed below with respect to that portion of the account(s) invested in Federated Funds;

5.
I understand that investment funds, except for the SunTrust Deposit options,  are not bank deposits and are not obligations of, or insured, endorsed or guaranteed by any SunTrust Bank or their affiliates, the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.  I further understand that investment in any mutual fund involves some investment risk, including the possible loss of principal.

6.	I have full power to direct and authorize investments in account(s) identified below.

This direction and authorization shall continue in effect until revoked by written instruction delivered to the Bank.  Until a replacement fund is provided to the Bank all funds will be held in cash.

Date:	☐
Account Name and Number:	☐
X	X
Name (printed or typed)	Signature

EXHIBIT B

SunTrust Bank, as Escrow Agent
Schedule of Fees & Expenses
Acceptance/Legal Review Fee:	$600.00 – one time only payable at the time of signing the escrow agreement
The Legal Review Fee includes review of all related documents and accepting the appointment of Escrow Agent on behalf of SunTrust Bank.  The fee also includes setting up the required account(s) and accounting records, document filing, and coordinating the receipt of funds/assets for deposit to the Escrow Account.  This is a one-time fee payable upon execution of the Escrow Agreement.  As soon as SunTrust Bank’s attorney begins to review the escrow agreement, the legal review fee is subject to payment regardless if the parties decide to appoint a different escrow agent or a decision is made that the escrow agreement is not needed.

Administration Fee:	*$1,500 – payable at the time of signing the escrow agreement and on the anniversary date thereafter, if applicable
The Administration Fee includes providing routine and standard services of an Escrow Agent.  The fee includes administering the escrow account, performing investment transactions, processing cash transactions (including wires and check processing), disbursing funds in accordance with the Agreement (note any pricing considerations below), and providing trust account statements to applicable parties for a twelve (12) month period.  If the account remains open beyond the twelve (12) month term, the parties will be invoiced each year on the anniversary date of the execution of the Escrow Agreement.  Additional fees will be billed for processing claim notices and/or objections.  Extraordinary expenses, including legal counsel fees, will be billed as out-of-pocket.  The Administration Fee is due upon execution of the Escrow Agreement.

Out-of-Pocket Expenses:             At Cost
Out-of-pocket expenses such as, but not limited to, postage, courier, overnight mail, insurance, money wire transfer, long distance telephone charges, facsimile, stationery, travel, legal (out-of-pocket to counsel) or accounting, will be billed at cost.
* Note:  This fee schedule is based on the assumption that the escrowed funds will be invested in the SunTrust Institutional Money Market Deposit Options.
SunTrust Bank
Steve Miles
804-782-7084
s.miles@suntrust.com

Exhibit C

Certificate of Incumbency

(List of Authorized Representatives)

Re:  Escrow Agreement, dated  __________, by and among SDIX, LLC, a Delaware limited liability company, OriGene Technologies, Inc., a Delaware corporation, Strategic Diagnostics Inc., a Delaware corporation, and  SunTrust Bank, a Georgia banking corporation.

Client Name:    __________________________________________________________________

As an authorized officer of the above referenced entity, I hereby certify that the each person listed below is an authorized signor for such entity, and that the title and signature appearing beside each name is true and correct.
Name	Title	Signature	Contact Number

IN WITNESS WHEREOF, this certificate has been executed by the duly authorized officer whose name and title are set forth below:

[INSERT NAME OF COMPANY]

By:
Name:
Title:

ANNEX 2

Amended Schedule 7.14(a) to Asset Purchase Agreement

(attached)